UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2012

PHYSICIANS FORMULA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (I.R.S. Employer Identification No.)

1055 West 8th Street
Azusa, California 97102
(Address of principal executive offices, including zip code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 15, 2012, we entered into an amendment to the agreement and plan of merger we previously entered with Markwins International Corporation (“Markwins”) and Markwins Merger Sub, Inc. (“MergerSub”), a wholly owned subsidiary of Markwins, dated September 26, 2012.

Pursuant to the terms of the amendment to the merger agreement, the closing of the merger is scheduled to occur no later than December 13, 2012, and Markwins and MergerSub waived certain conditions to closing that would have been required to be satisified at the closing in order for Markwins and MergerSub to close the merger. Markwins and MergerSub also agreed to increase the amount of the termination fee that Markwins will be required to pay us if the merger does not close under certain circumstances by December 13, 2012 from $3.5 million to $4.5 million. The sole shareholders of Markwins guaranteed the payment of the termination fee, if payable.

In connection with the negotiations of the amendment to the merger agreement, Markwins and MergerSub waived the restrictions in the merger agreement on the payment of a one-time special dividend to our stockholders. As a result, on November 15, 2012, our board of directors declared a one-time special cash dividend of $0.035 per share payable on December 5, 2012 to stockholders of record as of November 26, 2012. Our board of directors sought the waiver to pay the dividend in order to provide compensation to stockholders for the delay of up to one month in the closing of the merger and for the time value of money associated with such delay.

The foregoing summary of the amendment to the merger agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment to the merger agreement, a copy of which is attached as an exhibit to this report and incorporated herein by reference. You are encouraged to read the amendment to the merger agreement for a more complete understanding of its terms.

Item 8.01.                                        Other Events.

On November 16, 2012, we issued a press release announcing that we had entered into the amendment to the merger agreement and announcing the declaration of the dividend described above. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger dated November 15, 2012 by and among Physicians Formula Holdings, Inc., Markwins International Corporation and Markwins Merger Sub, Inc.

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Physicians Formula Holdings, Inc.

Date: November 16, 2012		/s/ Ingrid Jackel
	By:	Ingrid Jackel
Chief Executive Officer